8-K

                               UNITED STATES
                          SECURITIES AND EXCHANGE
                                COMMISSION

                           Washington, D.C. 20549


                                 FORM 8-K/A
				      AMENDMENT NO. 1

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                              Date of Report

          (Date of earliest event reported): November 20, 2001

                       Joshua Tree Construction, Inc.

         (Exact name of registrant as specified in its charter)


        Nevada                    0-32275                   88-0432004
    ---------------           ---------------              ------------
    (State or other       (Commission File Number)        (IRS Employer
    jurisdiction of                                     Identification No.)
     incorporation)

                         5450 W. Sahara, 2nd Floor
                          Las Vegas, Nevada 89146
         ----------------------------------------------------------
        (Address of principal executive offices including zip code)

                             (702) 948-8800
                     -------------------------------
                     (Registrant's telephone number)



Item 9. Regulation FD Disclosure.

On November 20, 2001, Joshua Tree Construction, Inc., a Nevada corporation (the Company), had a special meeting by the board of directors announcing a one-for-ten reverse stock split effective as of the close of business on November 28, 2001 to facilitate a potential equity restructuring.

Corporate Counsel spoke with NASDAQ prior to the Company's effective date on the close of business on November 28, 2001, and it was agreed upon to have the effective date amended to the close of business on December 24, 2001. A special meeting of the board of directors was called, and approval for the amended effective date of December 24, 2001 was carried.

Immediately prior to the effectiveness of the reverse stock split, there were 3,122,300 shares of the Company's
Common Stock issued and outstanding. Immediately following the effectiveness of the reverse stock split and without taking into account shares that may be issued in connection with a potential equity restructuring, there will be 312,230 shares of Common Stock issued and outstanding. There can be no assurance that any such restructuring transaction will be consummated or on what terms or conditions.


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Item 7 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 JOSHUA TREE CONSTRUCTION, INC.


Date: December 20, 2001          By: /s/ Vincent Hesser
      -----------------              ------------------------
                                     Vincent Hesser, President


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